EXHIBIT 25.2



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

FOR STATEMENTS OF ELIGIBILITY AND QUALIFICATION
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                   BOATMEN'S TRUST COMPANY

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               (Exact name of Trustee as specified in its charter)

         Missouri                                              43-0497480

------------------------------                            ---------------------
(State of incorporation if not                            (I.R.S. Employer
a national bank)                                          Identification No.)

    510 Locust Street
    St. Louis, Missouri                                          63101

--------------------------------                        -----------------------
(Address of Trustee's principal                                (Zip Code)
executive offices)


                             UNION ELECTRIC COMPANY

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               (Exact name of Obligor as specified in its charter)


         MISSOURI                                          43-0559760

-------------------------------                  ------------------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

1901 Chouteau Avenue
St. Louis, Missouri                                        63103
--------------------                                  ----------------
(Address of principal executive                          (Zip Code)
officers)

          Debt Securities
--------------------------------------------------------------------------------
                  (Title of the Indenture securities)



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                                        1

                                     GENERAL


Item 1.  General information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

               Missouri State Finance Department
               Jefferson City, Missouri

               Auditor of Public Accounts
               Banking Department, Trust Division
               State of Illinois
               Springfield, Illinois

To determine compliance with the Bank Holding Company Act of 1956, as amended, and regulations thereunder.

               Board of Governors
               Federal Reserve System
               Washington, D.C.

(b)  Whether it is authorized to exercise corporate trust powers.

                               Yes



Item 2.  Affiliations with Obligor and Underwriters.

If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                               None



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                                        2



Item 16.  List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility and qualification.

         *Exhibit 1.  A copy of articles of  association  of the trustees as now in effect.

         *Exhibit 2.  A copy of the  certificate of authority of the trustees to commence business.

         *Exhibit 3.  A copy of the  authorization  of the  trustee to  exercise corporate trust powers.

        **Exhibit 4.  A copy of the existing by-laws of the trustee.

          Exhibit 5.  Inapplicable.

         *Exhibit 6.  The consents of the trustee required by Section 321 (b) of the Act.

          Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to the law or the requirements of its supervising or examining authority.

  *Exhibits 1, 2, 3, and 6 above are incorporated by reference to Exhibits T-1A(a), T-1A(b), T-1A(c), and T-1D, respectively, heretofore filed with the Securities and Exchange Commission under its File No. 2-4751, to which there have been no subsequent amendments or other changes. The Commission has been requested by letter dated May 10, 1966 to classify these exhibits as basic documents under Rule 24(b) of the SEC Rules of Practice.

 **Exhibit 4 above is incorporated by reference to Exhibit T-1B heretofore filed with the Securities and Exchange Commission under its File No. 2-23262 to which there have been no subsequent amendments or other changes.



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                                        3


                                    SIGNATURE



  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, BOATMEN'S TRUST COMPANY, a corporation organized and existing under the laws of Missouri, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Louis, and State of Missouri, on the 22nd day of November, 1996.



                                  BOATMEN'S TRUST COMPANY
                                  TRUSTEE



                                  By: ________________________
                                      P. C. Qui Belle
                                      Assistant Treasurer



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STATE OF MISSOURI                                                        TR-100
                                                                         Page 1
DIVISION OF FINANCE
P.O. Box 716
Jefferson City, Missouri 65102

                                  TRUST COMPANY

                   CONSOLIDATED REPORT OF CONDITION AND INCOME

Report at the close of business date:  September 30, 1996

   Boatmen's Trust Company
Legal Title of Trust Company

    St. Louis             N/A   , Missouri            18
      city                County                  Charter Number

OFFICERS' STATEMENT

We, the undersigned officers, do hereby declare that this Report of Condition and Income (including the supporting schedules) are true to the best of our knowledge and belief.

Signature of Officer                           Signature of Officer
Authorized to Sign Report                      Authorized to Sign Report

V. Raymond Stranghoener,                       Mary Jane Block,
Executive Vice President                       Executive Vice President

Typed or printed name and title                Typed or printed name and title

10-17-96                    314/466-3345                10-17-96
Date of Signature            (Area Code)               Date of Signature
                           Telephone Number

DIRECTORS' ATTEST

We, the undersigned directors, attest to the correctness of this Report of Condition and Income (including supporting schedules) and declare it has been examined by us and to the best of our knowledge and belief is true and correct.

Signature of              Signature of              Signature of
Director                    Director                  Director

NOTARIZED

                State of Missouri City of St. Louis, ss:
(Notary Seal)   Sworn  to and  subscribed  before  me  this  17th  day of
                October, 1996.
                          Notary Public
                  My commission expires 4-3-98



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Boatmen's Trust Company                                                  TR-100
Legal Title of Trust Company                                             Page 2

                                  TRUST COMPANY
                        CONSOLIDATED REPORT OF CONDITION

Report at the close of business:  September  30, 1996
Include the institution's subsidiaries. All schedules are to be reported in thousands of dollars. Report the amount outstanding on the last day of the quarter.

SECTION A.  BALANCE SHEET                               thousands of dollars

ASSETS
1. Cash and balances due from depository institutions                  2,668
2. Securities
   a. Held-to-maturity securities
      (must equal Part 1, item 6)                                     17,364
   b. Available-for-sale securities
      (must equal Part 1, item 6)                                     64,851
3. Assets held in trading accounts                                      none
4. Premises and fixed assets                                          45,899
   (including capitalized leases)
5. Other Assets (describe amounts that
   exceed 25% of this item)                                          245,112
   a. Fed Funds Sold                                    154,725
   b. Accrued Trust Fees                                 25,907
   c.
6. Total Assets (sum of Items 1 through 5)                           375,894

LIABILITIES
7. Accounts Payable                                                       16
8. Taxes Payable                                                       2,775
9. Other liabilities for borrowed money                               25,438
10. Other liabilities (describe amounts that
    exceed 25% of this item)                                         174,737
    a. Customer Deposits                                162,455
    b.
    c.
11. Total Liabilities (sum of items 7 through 10)                    202,966

EQUITY CAPITAL
12. Preferred Stock                                                     none
13. Common Stock                                                       7,060
14. Surplus                                                           41,440
15. a. Undivided Profits                                             120,405
    b. Net unrealized holding gains (losses) on
       available-for-sale securities                                   4,023
16. Total Equity Capital (sum of items 12 through 15b)               172,928
17. Total Liabilities and Equity Capital
    (sum of items 11 and 16)                                         375,894



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                                                                         TR-100
                                                                         Page 3
                                  TRUST COMPANY
                        CONSOLIDATED REPORT OF CONDITION
                                   thousands of dollars
PART 1-SECURITIES             Held-to-
(Exclude assets held in       maturity     Available-for-sale
trading accounts)
1. U.S. Treasury Securities       none            3,065
2. U.S. Government Agency and
   Corporate Obligations          none             none
3. Securities issued by states
   and political subdivisions
   in the U.S.                    none            1,728
4. Other bonds, notes and
   debentures                    17,010            none
5. Corporate Stock Inc. mutual
   fund var NAV of 16,091           354          60,058
6. Total (sum of items 1
   through 5) (Totals must equal
   Section A, items 2a and 2b)   17,364          64,851

MEMORANDUM (included in above items)
7. Mortgage derivative products
   and collateralized mortgage
   obligations                    none             none
8. Market value of held-to-
   maturity securities
   (item 6 above)                17,397

                                      thousands of dollars
                                                            Total
                     Preferred Common                      Equity
                       Stock   Stock                      Capital
                       (Par     (Par           Undivided    (Line
                      (Value)  Value) Surplus   Profits    Total)

PART 2-CHANGES IN
EQUITY CAPITAL
Utilize calendar
year-to-date figures.
Indicate decreases and
losses in parentheses.
1. Balance end of
   previous year         none    7,060   6,440    111,897    125,397
2. Net income (loss)
   (Must equal Section B,
   item 11)                                        25,978     25,978
3. Changes in net
   unrealized holding
   gains losses) on
   available-for-sale
   securities                                       2,474     2,474
4. Sale, conversion,



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   acquisition, or
   retirement of capital
5. Changes incident to
   business combinations
6. LESS: Cash dividends
   declared on preferred stock                    (15,921)  (15,921)
7. LESS: Cash dividends
   declared on common stock
8. Other increases
   (decreases) - itemize
   Capital infusion from
   parent company                                  35,000    35,000

9. Balance end of
   current period (Total
   equity capital must
   equal Section A,
   item 16)              none    7,060   41,440   124,428   172,928

PART 3-OFF-BALANCE SHEET ACTIVITIES          thousands of dollars
1. Securities borrowed or lent; Commitments
   to purchase or sell when-issued  securities;
   interest rate contracts  including (a)
   National  value of interest rate swaps,
   (b) Futures sod forward  contracts, (c)
   Option contracts; Other off-balance
   sheet liabilities                                 none



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